Exhibit 10.7

November 3, 2026

BHAV Acquisition Corp
255 Old New Brunswick Rd., Suite N210
Piscataway, NJ 08854
Attn: Giri Devanur, Chief Executive Officer

Re:	Consent and Amendment

Dear Mr. Devanur:

Reference is made to that certain Underwriting Agreement, dated as of March 18, 2026 (the “Underwriting Agreement”), between BHAV Acquisition Corp, a Cayman Islands exempted company (“SPAC”), and Maxim Group LLC (the “Representative”), as representative of the several underwriters named on Schedule A thereto. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Underwriting Agreement.

The Representative acknowledges that SPAC intends to consummate an initial Business Combination pursuant to the terms of that certain Business Combination Agreement, expected to be executed as of or following the date hereof (the “Business Combination Agreement”), among SPAC, Nemi Corp., a Texas corporation (“Pubco”), BNC Motors Pvt. Ltd, a private limited company incorporated under the (Indian) Companies Act, 2013 (“BNC”) and the merger subsidiaries party thereto, including Nemi LLC, a Delaware limited liability company (“Merger Sub 2”). This letter confirms, among other things, the consent of the Representative as described in Section 1 in connection with the Business Combination Agreement and any and all transactions contemplated thereby or related thereto (such transactions, collectively, the “BCA Transactions”).

In consideration of the mutual agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.	Consent and Amendment.

a. Consents. The Representative hereby irrevocably and unconditionally consents to (i) the Amended and Restated Registration Rights Agreement, in substantially the form attached hereto as Exhibit A, (ii) the Amendment to Subscription Agreement, in substantially the form attached hereto as Exhibit B, and (iii) the Insider Letter Amendment, in substantially the form attached hereto as Exhibit C, including, with respect to the Insider Letter Amendment, in the Representative’s capacity as an express third-party beneficiary of the Insider Letter pursuant to paragraph 12 thereof.

b. Amendment to the Underwriting Agreement. The following is hereby inserted after the last sentence of Section 3.34 (Right of First Refusal) of the Underwriting Agreement:

Notwithstanding anything to the contrary contained herein, Cantor Fitzgerald (“Cantor”) may be engaged to act as underwriter, book-running manager, or placement agent for any and all future public and private equity, equity-linked and debt offerings of the Company (or any successor to or any subsidiary of the Company) without triggering the right of first refusal granted by the Company to the Representative under this Section 3.24; provided, however, that with respect to any such offering led by Cantor, the Company shall pay the Representative a cash fee equal to (i) one and one-half percent (1.5%) of the aggregate gross proceeds raised in all such Cantor-led offerings during the term of the Representative’s right of first refusal, until the cumulative aggregate gross proceeds raised in such offerings equal $50,000,000, and (ii) three-quarters of one percent (0.75%) of all aggregate gross proceeds raised in such Cantor-led offerings in excess of $50,000,000. For the avoidance of doubt, the foregoing shall constitute the sole carveout to the Representative’s right of first refusal under this Agreement.

2.	Miscellaneous.

a. This letter shall remain effective notwithstanding any changes made to the forms attached as Exhibits A, B and C prior to execution, so long as such changes are not materially adverse to the Representative.

b. The Representative acknowledges that SPAC and the Sponsor will rely on this this letter for the purposes of consummating the BCA Transactions.

c. Notwithstanding anything to the contrary contained herein, this letter shall become effective only upon execution and delivery of this letter by each of the parties hereto. Upon its effectiveness, this letter shall be irrevocable and unconditional and shall not be subject to withdrawal, revocation, modification or rescission by the Representative for any reason. This letter shall be binding upon the Representative and its successors and assigns and shall inure to the benefit of SPAC, the Sponsor, Pubco and each other party to the Business Combination Agreement and the agreements referred and in Exhibits A, B and C attached hereto, and their respective successors and assigns, each of whom shall be an express third-party beneficiary of this letter.

d. Except as expressly modified or waived by this letter, the terms and provisions of the Underwriting Agreement remain unchanged and in full force and effect until the Closing.

e. This letter shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

f. This letter may be executed in counterparts (including by electronic signature or by .pdf or other electronic transmission), each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

Please acknowledge your receipt of this letter and your agreement to the foregoing by executing below.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

Very truly yours,

MAXIM GROUP LLC

By:	/s/ Ritesh Veera
Name:	Ritesh Veera
Title:	Co-Head of Investment Banking

Acknowledged and agreed:

BHAV ACQUISITION CORP

By:	/s/ Giri Devanur
Name:	Giri Devanur
Title:	Chief Executive Officer

BHAV PARTNERS LLC

By:	/s/ Giri Devanur
Name:	Giri Devanur
Title:	Managing Member

Exhibit A

Form of Amended and Restated Registration Rights Agreement

Exhibit B

Form of Amendment to Subscription Agreement

Exhibit C

Form of Insider Letter Amendment